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                                                           Exhibit 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 29, 1993, included in Federal-Mogul Corporation's Form 8-K, dated November 10, 1993, as amended by Form 8-K/A, dated February 11, 1994, and to all references to our Firm included in this registration statement.



                                       ARTHUR ANDERSEN & CO.



Chicago, Illinois
August 2, 1994